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Exhibit 4.3


                             STOCK PURCHASE WARRANT

                   VOID AFTER 5:00 P.M., EASTERN STANDARD TIME

                                       ON

Date of Issuance:                                           Certificate No. W-

            FOR VALUE RECEIVED, Balanced Care Corporation, a Delaware corporation (the "Company"), hereby grants to Hakman & Company, Inc., or its registered assigns (the "Holder") the right to purchase from the Company shares
of Common Stock at the price per share of         (as adjusted from time to time
hereunder) subject to the terms and conditions contained herein. Certain capitalized terms used herein are defined in Section 1 hereof. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

            This Warrant is subject to the following terms and conditions:

      1. Definitions. As used herein the following terms shall have the following meanings:

            "Common Stock" means the common stock, par value $0.001 per share of the Company.

            "Date of Issuance" means                   .

            "Exercise Period" has the meaning ascribed thereto in Section 4.

            "Exercise Price" has the meaning ascribed thereto in Section 3.

            "Person" means an individual, a partnership, a corporation, a limited partnership, a limited liability company, a trust, a joint venture, an unincorporated organization, a government or any department or agency thereof or any other entity whether domestic or foreign.

            "Purchaser" means a completed Exercise Agreement, as described in Exhibit A below, executed by the Person exercising all or part of the purchase rights represented by this Warrant.

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            "Shares" means the            shares of Common Stock subject to this
Warrant.

            "Vesting Date" has the meaning ascribed thereto in Section 4.

      2.    Shares Subject to this Warrant.   This Warrant shall be
exercisable for up to          (            ) shares of Common Stock, as the
same may be adjusted in accordance with Section 9 hereof.

      3.    Exercise Price.  The exercise price per share of the Shares
subject to this Warrant shall be $      per share, subject to adjustment in
accordance with Section 9 hereof (the "Exercise Price").

      4. Vesting; Term. The purchase rights represented by this Warrant shall
immediately vest on        (the "Vesting Date"). The purchase rights are
exercisable by the Holder, in whole or in part, at any time and from time to time commencing on the Vesting Date and ending on the third anniversary of the Date of Issuance (the "Exercise Period").

      5. Method of Exercise Payment and Issuance. Subject to Section 4 above, the purchase rights represented by this Warrant may be exercised, in whole or in part and from time to time, by the surrender of this Warrant and the duly executed Exercise Agreement (the form of which is attached hereto as Exhibit A) at the principal office of the Company and by the payment to the Company by wire transfer, in immediately available funds, in an amount equal to the Exercise Price multiplied by the number of Shares being purchased. Upon exercise, the Holder shall be entitled to receive, within a reasonable time, and in any event within thirty (30) days of receipt of the Exercise Agreement by the Company, a certificate or certificates, issued in the Holder's name or in such name or names as the Holder may direct, for the number of Shares so purchased, and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such thirty (30) day period. The Shares so purchased shall be deemed to be issued as of the close of business on the date that this Warrant shall have been exercised.

      6.    Legend.  Each certificate evidencing any of the Shares


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shall bear a legend substantially as follows:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, ANY MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL FOR THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.


      7. Shares to be Issued; Reservation of Shares. The Company covenants that all Shares issued upon the exercise of the purchase rights represented by this Warrant shall, upon issuance, be fully paid and non-assessable, and free from all liens and charges with respect to the issue thereof. During the Exercise Period, the Company shall at all times have authorized and reserved, for the purpose of issuance upon exercise of the purchase rights represented by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

      8. No Fractional Shares. No fractional shares will be issued upon the exercise of this Warrant. In lieu thereof, the Company shall make a cash payment equal to the product of the fractional number of shares multiplied by the fair market value of the Common Stock equal to the closing market price of the Common Stock as reported on AMEX on the Exercise Date.

      9. Adjustments of Number of Shares/Price. In the event of a stock split, subdivision or combination of the Common Stock, a stock dividend with respect to the Common Stock, a recapitalization, or a reclassification of the Common Stock, the number of and kind of shares issuable upon exercise of this Warrant, and the Exercise Price per share, shall be equitably adjusted by the Company's Board of Directors as it deems necessary, and in its sole discretion, to prevent dilution of the rights of the Holder set forth in this Warrant. Promptly following any such adjustment, the Company shall provide the Holder with a certificate stating the nature of the event giving rise to the adjustment and setting forth the adjusted Exercise Price and the number and kind of shares for which this Warrant shall then be exercisable.

      10.   Notices of Record.  In the event of:

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            (a) any taking by the Company of a record of the holders of Common
      Stock for the purpose of determining the holders thereof that are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of Common Stock or any other securities or property, or to receive any other right; or

            (b) any capital reorganization of the Company, any reclassification or recapitalization of the Company involving the Common Stock or any transfer of all or substantially all of the assets of the Company or consolidation or merger of the Company with or into any other Person; or

            (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall mail or cause to be mailed to the Holder a notice specifying (i) the date that any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of the Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the date therein specified.

      11. No Rights as Stockholder. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company. Upon valid exercise of this Warrant and payment for the Common Stock purchased in accordance with the terms of the Warrant, the Holder shall be deemed a stockholder of the Company.

      12. Modifications and Waivers . This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the same is sought.

      13. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, if

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         to the Company:

                  Balanced Care Corporation
                  1215 Manor Drive
                  Mechanicsburg, PA 17055
                  Attention: General Counsel
                  Facsimile No: (717) 796-6294

         to the Holder:

                  Hakman & Company, Inc.
                  1350 Bayshore Highway, Suite 300
                  Burlingame, CA 94010
                  Attention: F. David Carr
                  Facsimile No: (650) 348-6943

      14. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and of an indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

      15. Binding Effect on Successors. This Warrant shall be binding upon any party succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Shares shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder. This Warrant is fully transferable upon the prior written consent of the Company (which consent will not be unreasonably conditioned, withheld or delayed) and the Company shall treat any assignee of this Warrant as the Holder for all purposes; provided, however, no such assignment shall be valid or binding as to the Company unless this Warrant is returned to the Company with an executed Assignment Agreement (attached as Exhibit B) within five days of such assignment.

      16. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.


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             IN WITNESS WHEREOF, Balanced Care Corporation has caused this
Warrant to be executed under seal by its officer thereunto duly authorized.

Dated:

CORPORATE                                 BALANCED CARE CORPORATION
   SEAL



                                          By:
                                                Brad E. Hollinger
                                                President and CEO

ATTEST


By
       Robin Barber
       Assistant Secretary


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                                    EXHIBIT A

                               EXERCISE AGREEMENT

To:                                  Dated:

            The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W- ), hereby agrees to subscribe for the
purchase of             shares of the Common Stock covered by such Warrant and
makes payment herewith in full therefore at the Exercise Price.



                                          Signature


                                          Address



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                                    EXHIBIT B


                                   ASSIGNMENT

            FOR VALUE RECEIVED, Hakman & Company, Inc. hereby sells, assigns and transfers all of its rights and obligations under the attached Warrant (Certificate No. W- ) with respect to the number of shares of the Common Stock covered thereby on and as of the date of this Assignment as set forth below, unto:

Name(s) of Assignee(s)                Address                      No. of Shares



Dated:                                               Signature


Witness

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               SCHEDULE TO FORM OF CAPITAL STOCK PURCHASE WARRANT
              FILED AS EXHIBIT 4.3 FILED PURSUANT TO INSTRUCTION 2
                        TO ITEM 601(A) OF REGULATION S-K



SHARES               DATE/TERM           PRICE               EXERCISE SCHEDULE
------               ---------           -----               -----------------
40,250               4/24/98;            $8.88 per share
                     4 years

3,000                8/17/98;            $5.56 per share
                     3 years

3,000                9/15/98;            $4.94 per share
                     3 years

3,500                11/3/98;            $7.19 per share
                     3 years

500                  12/23/98;           $6.81 per share
                     3 years

3,650                7/7/99;             $1.94 per share
                     3 years

250                  7/14/99;            $2.00 per share
                     3 years

1,500                7/23/99;            $2.00 per share
                     3 years

4,000                7/29/99;            $1.94 per share
                     3 years

2,500                9/27/99;            $1.19 per share
                     3 years

500                  10/5/99;            $1.03 per share
                     3 years


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